Exhibit 23.3



                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1997 appearing on page 41 of PP&L Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

          /s/ Price Waterhouse LLP

          Price Waterhouse LLP
          Philadelphia, Pennsylvania
          October 16, 1997